EXHIBIT 23

                        CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-52810, 33-77168, 33-89298, 33-80439, and 333-20993) of Tommy Hilfiger
         Corporation of our report dated May 21, 1997 appearing under
         Item 8 in this Annual Report on Form 10-K.





         /s/ PRICE WATERHOUSE LLP

         PRICE WATERHOUSE LLP

         New York, New York
         June 20, 1997